UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

SAIC, Inc. previously disclosed that an IT outsourcing services contract with Scottish Power UK plc would expire on March 31, 2010. We entered into the initial contract with Scottish Power in 2000, and acquired certain obligations under an associated defined benefit pension plan at that time in accordance with the terms of the contract and applicable law. As of January 31, 2009, the pension plan had underfunded projected benefit obligations of $35 million and an unrecognized actuarial loss (pre-tax) of $42 million.

In advance of the contract termination date, Scottish Power solicited bids from several potential service providers. We submitted a bid to Scottish Power on the follow-on contract on terms and conditions that we believed were commensurate with the services required. As previously disclosed, if Scottish Power had accepted our bid, we anticipated recognizing charges in the first half of fiscal year 2011 related to reductions in personnel and infrastructure of $10 million to $12 million. Conversely, if the contract was awarded to another contractor, we previously disclosed we anticipated recognizing charges of $25 million to $30 million related to the underfunded pension obligations associated with certain employees who will transfer to the successor contractor and from severance and additional contractual retirement benefits related to reductions in personnel.

On February 16, 2010, we received notice from Scottish Power indicating that it had entered into a contract for this work with another contractor. Consistent with our previous disclosure relating to this matter, we expect to recognize charges (pre-tax) of $20 million to $30 million from recognition of losses related to the underfunded pension obligations associated with certain employees who are expected to transfer to the successor contractor and from severance and additional contractual retirement benefits related to reductions in personnel. We expect approximately half of these charges will be non-cash. The definitive amount and timing of the charges we will incur depends on the number of employees who will transfer to the successor contractor, the performance of the pension plan assets and the date on which the pension plan assets and obligations actually transfer. We currently anticipate recognizing substantially all of these losses during the first half of the fiscal year ending January 31, 2011. We will have continuing, but significantly reduced, defined benefit pension obligations following expiration of the contract with respect to former employees who performed services on the Scottish Power IT contract.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements involve risks and uncertainties, including those identified in this report, and the amount, timing and nature of the charges we recognize may differ materially. Due to these risks and uncertainties, readers of this report are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this report. We disclaim any duty to update any forward-looking statement provided in this report to reflect subsequent events, actual results or changes in our expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: February 19, 2010	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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